As filed with the Securities and Exchange Commission on May 30, 2008

Registration No. 333-127637

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________

Marsh & McLennan Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware		36-2668272
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
1166 Avenue of the Americas New York, New York 10036-2774 (212) 345-5000
(Address and Telephone Number of Principal Executive Offices)

________________

MERCER HR SERVICES RETIREMENT PLAN (Full Title of the Plan)
________________
Luciana Fato, Esq. Marsh & McLennan Companies, Inc. 1166 Avenue of the Americas New York, New York 10036-2774 (212) 345-5000
(Name, Address and Telephone Number of Agent For Service)

RECENT EVENTS: DEREGISTRATION

The Registration Statement on Form S-8 (Registration No. 333-127637) (the “Registration Statement”) of Marsh & McLennan Companies, Inc. (the “Company”), pertaining to the registration of certain shares of the Company’s Common Stock, $1.00 par value (“Company Common Stock”), under the Mercer HR Services Retirement Plan to which this Post-Effective Amendment No. 1 relates, was filed with the Securities and Exchange Commission on August 17, 2005. The Company hereby removes from registration all shares of Company Common Stock registered under the Registration Statement which remain available as of the date of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, on May 30, 2008.

MARSH & McLENNAN COMPANIES, INC.
By:	/s/ Brian Duperreault
	Name:	Brian Duperreault
	Title:	Director, President & Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons on May 30, 2008 in the capacities indicated.

Signature	Title
/s/ Brian Duperreault	Director, President & Chief Executive Officer
Brian Duperreault
/s/ Matthew B. Bartley	Executive Vice President & Chief Financial Officer
Matthew B. Bartley
/s/ Robert J. Rapport	Vice President & Controller (Chief Accounting Officer)
Robert J. Rapport
/s/ Leslie M. Baker, Jr.	Director
Leslie M. Baker, Jr.
/s/ Zachary W. Carter	Director
Zachary W. Carter
/s/ Oscar Fanjul	Director
Oscar Fanjul
/s/ Stephen R. Hardis	Director
Stephen R. Hardis
/s/ Gwendolyn S. King	Director
Gwendolyn S. King
/s/ The Rt. Hon. Lord Lang of Monkton, DL	Director
The Rt. Hon. Lord Lang of Monkton, DL

/s/ Bruce P. Nolop	Director
Bruce P. Nolop
/s/ Marc. D. Oken	Director
Marc. D. Oken
/s/ David A. Olsen	Director
David A. Olsen
/s/ Morton O. Schapiro	Director
Morton O. Schapiro
/s/ Adele Simmons	Director
Adele Simmons